Exhibit 99.2

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED ABBREVIATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016 AND FOR EACH OF THE SIX MONTH

PERIODS ENDED JUNE 30, 2017 AND JULY 1, 2016

(UNAUDITED)

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

TABLE OF CONTENTS

Page

CCR 2017 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements
Combined Statements of Net Revenues and Direct Operating Expenses	1
Combined Statements of Assets Acquired and Liabilities Assumed	2
Notes to Combined Abbreviated Financial Statements	3

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED STATEMENTS OF NET REVENUES AND DIRECT OPERATING EXPENSES

(UNAUDITED)

	Six Months Ended
	June 30, 2017	July 1, 2016
(In thousands)
NET REVENUES	$334,020	$515,309
Cost of goods sold	225,509	349,909
GROSS PROFIT	108,511	165,400
Selling, general and administrative expenses	100,662	142,669
NET REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$7,849	$22,731

Refer to Note 1 for additional information affecting comparability between periods.

The accompanying notes are an integral part of these combined abbreviated financial statements.

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(UNAUDITED)

	June 30, 2017	December 31, 2016
(In thousands)
ASSETS ACQUIRED
CURRENT ASSETS
Cash	$174	$580
Inventories	16,685	56,486
Prepaid and other current assets	1,166	3,259
TOTAL CURRENT ASSETS	18,025	60,325
Property, plant & equipment, net	87,277	304,795
Intangible assets, net	161,240	453,022
Other non-current assets	430	2,267
TOTAL ASSETS ACQUIRED	266,972	820,409
LIABILITIES ASSUMED
CURRENT LIABILITIES
Cooperative trade marketing ("CTM") liability	4,787	34,483
Accrued Expenses	359	2,415
Accrued Taxes	386	-
Deposit Liabilities	720	4,567
TOTAL CURRENT LIABILITIES	6,252	41,465
Other non-current liabilities	64	126
ASSETS ACQUIRED AND LIABILITIES ASSUMED, NET	$260,656	$778,818

Refer to Notes 1, 4, 5, 6 and 7 for additional information affecting comparability between periods.

The accompanying notes are an integral part of these combined abbreviated financial statements.

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

NOTE 1: DESCRIPTION OF TRANSACTION, SERIES OF TRANSACTIONS, DESCRIPTION OF THE BUSINESS, AND BASIS OF PRESENTATION

Description of Transactions

On September 1, 2016, Coca-Cola Refreshments USA, Inc (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company (the “Company” or “KO”), entered into the following two definitive agreements with Coca-Cola Bottling Co. Consolidated (“CCBCC”): (i) an asset purchase agreement (the “September 2016 Distribution APA”) that provides for the transfer of certain territory distribution rights and related tangible assets; and (ii) an asset purchase agreement (the “September 2016 Manufacturing APA”) that provides for the transfer of certain manufacturing rights for KO products and three regional manufacturing facilities.

In the first fiscal quarter of 2017, CCR closed on the following transfer of rights to CCBCC as part of the September 2016 Distribution APA and the September 2016 Manufacturing APA:

•	distribution rights and related assets in Anderson, Fort Wayne, Lafayette, South Bend and Terre Haute, Indiana on January 27, 2017;
•	distribution rights and related assets in Indianapolis and Bloomington, Indiana and Columbus and Mansfield, Ohio on March 31, 2017; and
•	the Indianapolis and Portland, Indiana regional manufacturing facilities and related manufacturing assets on March 31, 2017

On April 13, 2017, CCR entered into the following definitive agreements with CCBCC: (i) an asset purchase agreement (the “April 2017 Distribution APA”) that provides for the transfer of certain territory distribution rights and related tangible assets; and (ii) an asset purchase agreement (the “April 2017 Manufacturing APA”) that provides for the transfer of certain manufacturing rights for KO products and one regional manufacturing facility.

In the second fiscal quarter of 2017, CCR closed on the following transfer of rights to CCBCC as part of the April 2017 Distribution APA and the April 2017 Manufacturing APA:

•

distribution rights and related assets in Akron, Toledo, Elyria and Willoughby, Ohio and the portion of the territory supplied by CCR’s Youngstown, Ohio sales center located in Ohio on April 28, 2017; and

•	the Twinsburg, Ohio regional manufacturing facility and related manufacturing assets on April 28, 2017

On September 29, 2017, CCR entered into the following definitive agreements with CCBCC: (i) an asset exchange agreement (the “CCR Asset Exchange Agreement”) that provides for the transfer of certain territory distribution rights in central and southern Arkansas and related tangible assets as well as certain manufacturing rights for KO products and two regional manufacturing facilities in Memphis, Tennessee and West Memphis, Arkansas in exchange for certain of CCBCC’s territory distribution rights in southern Alabama, southeastern Mississippi, southwestern Georgia and northwestern Florida and in and around Somerset, Kentucky and related tangible assets as well as a regional manufacturing facility in Mobile, Alabama and related manufacturing assets and certain associated liabilities (the “Deep South and Somerset Exchange Business”); and (ii) an asset purchase agreement (the “Memphis Purchase Agreement”) that provides for the transfer of certain territory distribution rights and related tangible assets.

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

On October 2, 2017, CCR closed on the following transfer of rights to CCBCC as part of the CCR Asset Exchange Agreement and the Memphis Purchase Agreement:

•	distribution rights and related assets in central and southern Arkansas under the CCR Asset Exchange Agreement;
•	the Memphis, Tennessee and West Memphis, Arkansas regional manufacturing facilities and related assets under the CCR Asset Exchange Agreement; and
•	distribution rights and related assets in and around Memphis, Tennessee, including portions of northwestern Mississippi and eastern Arkansas under the Memphis Purchase Agreement.

The transactions completed through October 2, 2017 pursuant to the September 2016 Distribution APA, September 2016 Manufacturing APA, April 2017 Distribution APA, April 2017 Manufacturing APA, CCR Asset Exchange Agreement and Memphis Purchase Agreement are collectively referred to herein as “CCR 2017 Carve-out Transactions – Production and Distribution” or the “APAs and AEA.” The aggregate territory and manufacturing operations covered by the APAs and AEA is collectively referred to herein as the “Business". Aggregate cash proceeds after deducting the value of certain retained assets and retained liabilities pursuant to the APAs and AEA approximated $282.2 million, excluding the impact of future sub-bottling payments and post-closing adjustments and net of the estimated aggregate value at closing after deducting the value of certain retained assets and retained liabilities of the Deep South and Somerset Exchange Business of $142.0 million. In connection with the APAs and AEA, CCBCC agreed to produce and transfer beverage products to certain third-party bottlers of KO beverages at prices unilaterally determined by KO. Future sub-bottling payments are quarterly payments from CCBCC to KO based on gross profit derived from sales of certain beverages and beverage products.

Description of the Business

The Company is the world's largest beverage company, which owns or licenses and markets more than 500 nonalcoholic beverage brands, primarily sparkling beverages but also a variety of still beverages such as waters, enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, and energy and sports drinks. Finished beverage products bearing the Company's trademarks are now sold in more than 200 countries. The Company makes its branded beverage products available to consumers throughout the world through its network of Company-owned or Company-controlled bottling and distribution operations as well as independent bottling partners, distributors, wholesalers and retailers-the world's largest beverage distribution system.

The Business produces, distributes, and markets bottled and canned beverages in Indiana, Ohio, Tennessee, Mississippi, and Arkansas. It offers various beverages, including regular sparkling, zero, and low-calorie energy and sports drinks, waters, juices, fruit drinks, coffees, and teas.

Basis of Presentation

In these combined abbreviated financial statements, the terms "we," "us" and "our" mean the Business. The accompanying combined statements of assets acquired and liabilities assumed and the related combined statements of net revenues and direct operating expenses of the Business are derived from KO's historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). These combined abbreviated financial statements are not intended to be a complete presentation and are not necessarily indicative of the financial position or results of operations that would have been achieved if the Business had operated as a separate, stand-alone entity as of or during any of the periods presented nor are they indicative of the financial condition or results going forward due to the changes in the Business and the omission of certain operating expenses, as described below. Certain

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

centrally provided services, which are shared by KO's business units, corporate functions, and other areas of KO are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-05 of Regulation S-X. As such, it is not possible to provide a meaningful allocation of certain business unit and corporate costs, interest or tax and only costs directly related to the revenue-generating activities of the Business are included in these combined abbreviated financial statements.

The combined statements of assets acquired and liabilities assumed include only the specific assets and liabilities related to the Business that were acquired by CCBCC in accordance with the APAs and AEA, which included assets and liabilities exclusively related to or used in the Business. The combined statements of assets acquired and liabilities assumed as of June 30, 2017 includes only the assets and liabilities related to the Business to be transferred to CCBCC under the CCR Asset Exchange Agreement and the Memphis Purchase Agreement (for which the transactions had not closed as of June 30, 2017). Refer to Notes 4, 5, 6, and 7 for additional discussion.

Items such as accounts receivable, deferred costs, accounts payable, and certain other assets and accrued liabilities are excluded from the transactions. Employees of the Business may participate in one or more defined benefit plans sponsored by the Company. CCBCC will not assume any portion of the benefit plans’ pension obligation, and no portion of plan assets or benefit obligation has been allocated to the Business. Cash acquired by CCBCC is limited to estimated amounts in vending machines upon divestiture by KO. The CTM liability (payables to other KO entities) will be assumed by CCBCC. Prepaid expenses represent balances specific to the Business that will be acquired by CCBCC. Fleet vehicles and vending equipment are often used to service multiple CCR distribution territories. Fleet vehicles and vending equipment, reported in the line item Property, plant & equipment, net in our combined statements of assets acquired and liabilities assumed, represent assets identified by us that most closely relate to operations of the Business. Intangible assets represent franchise rights and customer relationships that will be acquired by CCBCC.

The combined statements of net revenues and direct operating expenses include the net revenues and direct operating expenses directly attributable to the generation of revenues to Company-owned or -controlled, as well as independent bottlers (e.g. marketing, manufacturing and selling of concentrates and/or beverage bases necessary for the production of finished beverages of the Business). Cost of goods sold is based on the standard costs of the actual products sold with directly related manufacturing variances as well as an allocation of labor and overhead using reasonable allocation methods. The cost of freight to deliver finished products from production facilities to distribution centers has been estimated using national freight rates. Local freight rates may differ from the estimated national freight rates. Marketing expenses included as deductions from revenue and in selling, general and administrative expenses are primarily comprised of campaigns directly related to brands of the Business for which the right to distribute those brands will be granted to CCBCC.

Compensation expense for the dedicated employees that may be transferred to CCBCC is included in selling, general and administrative expenses. Allocations of other selling, general and administrative expenses directly related to the Business, including net periodic benefit costs related to participation by employees of the Business in defined benefit plans sponsored by the Company, are based on reasonable allocation methods. The combined statements of net revenues and direct operating expenses excludes the cost of general corporate activities, corporate level overhead, interest expense and income taxes. Future results of operations and financial position could differ materially from the historical amounts presented herein.

Statements of cash flows and statements of shareowners' equity are not presented as CCBCC did not acquire all of the assets nor assume all of the liabilities of the Business and the preparation of such statements is not meaningful. All cash flow requirements of the Business were funded by KO, and cash management functions were not performed at the

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

Business level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as the Business did not maintain cash balances of that nature.

Factors Impacting Comparability Between Periods

The statements of net revenues and direct operating expenses and statements of assets acquired and liabilities assumed have been prepared on a combined basis and reflect the assets, liabilities and activities of CCR 2017 Carve-out Transactions – Production and Distribution business as of and for the period during which the component businesses were under the control of the Company. Accordingly, the statement of assets acquired and liabilities assumed as of June 30, 2017 does not reflect the assets and liabilities for territories/operations that were transferred to CCBCC prior to June 30, 2017. Similarly, the statements of net revenues and direct operating expenses reflect the activities for territories/operations that were transferred to CCBCC prior to June 30, 2017 only through the date of the related sale/transfer to CCBCC. The following table provides supplemental information with respect to the historical activities of territories/operations that were transferred to CCBCC prior to June 30, 2017 and with respect to the historical activities of territories/operations that were transferred to CCBCC subsequent to June 30, 2017 to highlight the impact on comparability between periods.

(In thousands, unless otherwise stated)

	Six month period ended June 30, 2017			Six month period ended July 1, 2016
	Portion of Business transferred to CCBCC prior to June 30, 2017	Portion of Business transferred to CCBCC on October 2, 2017	Total	Portion of Business transferred to CCBCC prior to June 30, 2017	Portion of Business transferred to CCBCC on October 2, 2017	Total
NET REVENUES	$182,348	$151,672	$334,020	$366,825	$148,484	$515,309
Cost of goods sold	131,244	94,265	225,509	255,702	94,207	349,909
GROSS PROFIT	51,104	57,407	108,511	111,123	54,277	165,400
Selling, general and administrative expenses	50,930	49,732	100,662	95,839	46,830	142,669
NET REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$174	$7,675	$7,849	$15,284	$7,447	$22,731

Recently Issued Accounting Guidance

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014‑09, Revenue from Contracts with Customers, which will replace most existing revenue recognition guidance in U.S. GAAP and is intended to improve and converge with international standards for the financial reporting requirements for revenue from contracts with customers. The core principle of ASU 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU 2014-09 allows for adoption either on a full retrospective basis to each prior reporting period presented or on a modified retrospective basis with the cumulative effect of initially applying the new guidance recognized at the date of initial application, which will be effective for the Business beginning January 1, 2019.

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

The Business plans to adopt ASU 2014-09 and its amendments on a modified retrospective basis and is continuing to assess all future impacts of the guidance by reviewing our current contracts with customers to identify potential differences that could result from applying the new guidance. Based on our preliminary review, we expect that ASU 2014-09's broad definition of variable consideration will require the Business to estimate and record certain variable payments resulting from collaborative funding arrangements, rebates and other pricing allowances earlier than it currently does. While we do not expect this change to have a material impact on net revenues on an annual basis, we do expect that it will have an impact on our revenue in interim periods. As we complete our overall assessment, the Business is also identifying and preparing to implement changes to our accounting policies and practices, business processes, systems and controls to support the new revenue recognition and disclosure requirements. Our assessment will be completed during fiscal year 2017.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. ASU No. 2015-11 changes the measurement principle for inventory from the "lower of cost or market" to "lower of cost and net realizable value." Net realizable value is defined as the "estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation." ASU No. 2015-11 eliminates the guidance that entities consider replacement cost or net realizable value less an approximately normal profit margin in the subsequent measurement of inventory when cost is determined on a first-in, first-out or average cost basis. It is effective for the Business for annual reporting periods beginning January 1, 2017, and interim periods within fiscal years beginning January 1, 2018. Early adoption is permitted. The adoption of ASU 2015-11 will not impact our combined abbreviated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires lessees to recognize on the balance sheet a right-of-use asset, representing their right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. The standard requires the use of a modified retrospective transition approach, which includes a number of optional practical expedients that entities may elect to apply. ASU 2016-02 is effective for the Business for annual periods beginning January 1, 2020, and interim periods within fiscal years beginning January 1, 2021. We are currently evaluating the impact that ASU 2016-02 will have on our combined abbreviated financial statements.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the statements and accompanying notes. Actual results could differ from these estimates.

Revenue Recognition

Revenue included in the combined statements of net revenues and direct operating expenses include sales of our finished beverage products to retailers, distributors, wholesalers, and bottling partners. We recognize revenue when persuasive evidence of an arrangement exists, delivery of products has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured. For the Business, this generally means that we recognize revenue when title to our products is transferred to our customers. In particular, title usually transfers upon shipment to or receipt at our customers’

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

locations, as determined by the specific sales terms of the transactions. Our sales terms do not allow for a right of return except for matters related to any manufacturing defects on our part.

Deductions from Revenue

Our customers can earn certain incentives including, but not limited to, cash discounts, funds for promotional and marketing activities, volume based incentive programs and support for infrastructure programs. The costs associated with these incentives are reflected as deductions from revenue, a component of net revenues in our combined statements of net revenues and direct operating expenses. For customer incentives that must be earned, management must make estimates related to the contractual terms, customer performance and sales volume to determine the total amounts earned and to be recorded in deductions from revenue. In making these estimates, management considers past results. The actual amounts ultimately paid may be different from our estimates.

In some situations, the Business may determine it to be advantageous to make advanced payments to specific customers to fund certain marketing activities intended to generate profitable volume. The Business also makes advance payments to certain customers for distribution rights. The advanced payments made to customers may be capitalized and reported in the line item prepaid and other current assets in our combined statements of assets acquired and liabilities assumed. The assets are amortized over the applicable periods and included in deductions from revenue. The duration of these agreements typically ranges up to 10 years.

Shipping and Handling Costs

Shipping and handling costs related to the movement of finished goods from manufacturing locations to our sales distribution centers are included in the line item cost of goods sold in our combined statements of net revenues and direct operating expenses. Shipping and handling costs incurred to move finished goods from our sales distribution centers to customer locations are included in the line item selling, general and administrative expenses in our combined statements of net revenues and direct operating expenses. During the six-months ended June 30, 2017 and July 1, 2016, the Company recorded shipping and handling costs of $25,129 and $37,179, respectively, in the line item selling, general and administrative expenses. Our customers do not pay us separately for shipping and handling costs related to finished goods.

Inventories

Inventories consist primarily of raw materials, finished goods and spare parts used in our production facilities and for spare vending equipment. Inventories are valued at the lower of cost or market. We determine cost on the basis of the average cost or first-in, first-out methods. Refer to Note 4.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is recorded principally by the straight-line method over the estimated useful lives of our assets, which are reviewed periodically and generally have the following ranges: buildings and improvements: 40 years or less; and machinery, equipment and vehicle fleet: 20 years or less. Land is not depreciated, and construction in progress is not depreciated until it is ready for its intended use. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lease term, including renewals that are deemed to be reasonably assured, or the estimated useful life of the improvement. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred.

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present, we estimate the future cash flows expected to result from the use of the asset (or asset group) and its eventual disposition. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. We use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use. Refer to Note 5.

Intangible Assets

Intangible assets included in our accompanying combined statements of assets acquired and liabilities assumed relate to indefinite-lived franchise rights associated with the right to distribute Coca-Cola, Monster and Dr Pepper products, definite-lived franchise rights associated with the right to distribute other KO brands and definite-lived customer relationships. The indefinite-lived franchise rights are not subject to amortization. The definite-lived franchise rights are amortized over their estimated useful lives of between seven and eight years, and customer relationships are amortized over their estimated useful lives of 20 years. Refer to Note 6.

We test intangible assets determined to have indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that assets might be impaired. We perform these annual impairment reviews as of the first day of our third fiscal quarter. We use a variety of methodologies in conducting impairment assessments of indefinite-lived intangible assets, including, but not limited to, discounted cash flow models, which are based on the assumptions we believe hypothetical marketplace participants would use. For indefinite-lived intangible assets, if the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to that excess.

There were no impairment charges recognized for the six month periods ended June 30, 2017 and July 1, 2016.

Contingencies

The Business is involved in various legal proceedings and tax matters. Due to their nature, such legal proceedings and tax matters involve inherent uncertainties including, but not limited to, court rulings, negotiations between affected parties and governmental actions. Management assesses the probability of loss for such contingencies and accrues a liability and/or discloses the relevant circumstances, as appropriate. Contingent liabilities will be retained by the Company and have been excluded from the combined abbreviated financial statements.

NOTE 3: MONSTER BEVERAGE CORPORATION ACQUISITION

Monster Beverage Corporation (2015)

On August 14, 2014, the Company and Monster Beverage Corporation (“Monster”) entered into definitive agreements for a long-term strategic relationship in the global energy drink category. The transaction contemplated under these agreements ("Monster Transaction") closed on June 12, 2015. As a result of the Monster Transaction, (1) the Company purchased newly issued shares of Monster common stock representing approximately 17 percent of the outstanding shares

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

of Monster common stock (after giving effect to the new issuance); (2) the Company sold its global energy drink business (including NOS, Full Throttle, Burn, Mother, Play and Power Play, and Relentless) to Monster, and the Company acquired Monster's non-energy drink business (including Hansen's Natural Sodas, Peace Tea, Hubert's Lemonade and Hansen's Juice Products); and (3) the parties amended their distribution coordination agreements to expand distribution of Monster products into additional territories pursuant to long-term agreements with the Company's existing network of Company-owned or -controlled bottling operations and distribution partners. The Coca-Cola system also became Monster's preferred global distribution partner. The consideration transferred consisted of $2,150 million of cash and the fair value of the Company’s global energy business of $2,046 million, which was determined using discounted cash flow analyses, resulting in total consideration transferred of $4,196 million.

As a result of the Monster Transaction, the North America Coca-Cola system obtained the right to distribute Monster products in territories for which it was not previously the authorized distributor ("expanded territories"). Among others, the expanded territories include portions of Indiana, Ohio, Tennessee, Mississippi, and Arkansas, and the right to distribute Monster products in certain of these territories was included in the sale of the Business to CCBCC in 2017. The portion of fair value of intangible assets attributable to the Business upon acquisition was $75.8 million.

These distribution rights are governed by an agreement with an initial term of 20 years, after which it will continue to remain in effect unless otherwise terminated by either party and there are no future costs of renewal. As such, these rights were determined to be indefinite-lived intangible assets, and are classified in the line item Indefinite-lived bottlers’ franchise rights in Note 6.

NOTE 4: INVENTORIES

Inventories consist primarily of raw materials (which include concentrates, ingredients and supplies), finished goods (which include finished beverages inclusive of costs to produce such as materials, direct labor, inbound freight, and related manufacturing overhead) and spare production and vending parts. Inventories are valued at the lower of cost or market. We determine cost on the basis of the average cost or first-in, first-out methods. Inventories consisted of the following:

	June 30, 2017	December 31, 2016
Raw materials	$3,070	$14,662
Finished goods	10,713	31,066
Spare production parts	1,935	7,999
Vending and other spare parts	967	2,759
TOTAL INVENTORIES	$16,685	$56,486

During the six-months ended June 30, 2017, the Company disposed of inventory with an aggregate cost of $43,237 as of December 31, 2016 in connection with the APAs and AEA (refer to Note 1).

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

NOTE 5: PROPERTY, PLANT & EQUIPMENT

The following table summarizes our property, plant and equipment:

	June 30, 2017	December 31, 2016
Land	$4,372	$19,914
Buildings and improvements	46,404	121,553
Machinery, equipment and vehicle fleet	115,542	398,230
Total	166,318	539,697
Less accumulated depreciation	(79,121)	(240,952)
Total net book value	87,197	298,745
Construction in progress	80	6,050
PROPERTY, PLANT & EQUIPMENT – NET	$87,277	$304,795

During the six-months ended June 30, 2017, the Company disposed of property, plant and equipment with an aggregate net book value of $212,923 as of December 31, 2016 in connection with the APAs and AEA (refer to Note 1).

NOTE 6: INTANGIBLE ASSETS

The following table summarizes information related to indefinite and definite-lived intangible assets:

	June 30, 2017			December 31, 2016
	Gross carrying amount	Accumulated amortization	Net	Gross carrying amount	Accumulated amortization	Net
Indefinite-lived bottlers’ franchise rights	$156,440	$-	$156,440	$435,812	$-	$435,812
Definite-lived bottlers’ franchise rights	9,016	8,647	369	25,638	23,303	2,335
Definite-lived customer relationships	6,688	2,257	4,431	21,636	6,761	14,875
TOTAL INTANGIBLE ASSETS	$172,144	$10,904	$161,240	$483,086	$30,064	$453,022

During the six-months ended June 30, 2017, the Company disposed of intangible assets with an aggregate net carrying amount of $291,174 as of December 31, 2016 in connection with the APAs and AEA (refer to Note 1).

NOTE 7: CURRENT LIABILITIES

The CTM liability represents amounts owed to the Company by CCR in connection with cooperative trade marketing programs administered by the Company. Under the programs, the Company incurs costs in connection with customer marketing programs which are reimbursed by CCR. In connection with the divestiture of the Business, the Company has

CCR 2017 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, unless otherwise stated)

allocated the portion of total CCR costs attributable to the Business. Amounts are settled annually as of December 31 for the prior twelve months of CTM charges from the Company.

During the six-months ended June 30, 2017, the Company transferred CTM liabilities amounting to $24,582 as of December 31, 2016 in connection with the APAs and AEA (refer to Note 1). The CTM liabilities transferred by the Company approximated $10.9 million in the aggregate as of the date of the January 27, 2017, March 31, 2017, April 28, 2017 closings and October 2, 2017 closings.

NOTE 8: SUBSEQUENT EVENTS

Subsequent events have been evaluated through December 14, 2017, the date the combined abbreviated financial statements were issued. There were no subsequent events which have not been disclosed in these combined abbreviated financial statements.